Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
ORRICK BUILDING
405 HOWARD STREET
SAN FRANCISCO, CA 94105
+1-415-773-5100
orrick.com

September 2, 2025

Mechanics Bancorp
1111 Civic Drive, Suite 390
Walnut Creek, CA 94596

Re:	Mechanics Bancorp
Post-Effective Amendment No. 1 to Form S-4 on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Mechanics Bancorp, a Washington corporation (the “Company”), for the purpose of rendering this opinion in connection with the filing of the Company’s Post Effective-Amendment No. 1 to Form S-4 on Form S-8 which amends the registration statement on Form S-4 (Registration No. 333-288528) filed with the Securities and Exchange Commission (the “Commission”) on  July 3, 2025 and amended by pre-effective amendment  no. 1 filed on July 15, 2025 (as so amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,729,534 shares of the Company’s Class A common stock, no par value (the “Shares”), issuable pursuant to certain incentive unit awards and restricted stock unit awards (the “Mechanics Equity Awards”) previously granted under the Mechanics Bank 2017 Incentive Unit Plan and Mechanics Bank 2022 Omnibus Incentive Plan (collectively, the “Plans”). The Mechanics Equity Awards were converted into restricted stock units of the Company and assumed by the Company  (the “Assumed Company RSUs”) as contemplated by that certain Agreement and Plan of Merger, dated March 28, 2025 (the “Merger Agreement”), by and among Mechanics Bank, a California banking corporation (“Mechanics Bank”), HomeStreet, Inc., a Washington corporation (“HomeStreet”), and HomeStreet Bank, a Washington state-chartered commercial bank (“HomeStreet Bank”).  Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), HomeStreet Bank was merged with and into Mechanics Bank with Mechanics Bank surviving as a subsidiary of HomeStreet, and HomeStreet was renamed “Mechanics Bancorp”.  The Merger Agreement provides that the Assumed Company RSUs will be subject to the same terms and conditions as applied to the corresponding Mechanics Equity Awards immediately prior to the Effective Time.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement; (iii) the Fourth Amended and Restated Articles of Incorporation (of the Company and the Amended & Restated Bylaws of the Company in effect on the date hereof; (iv) certain resolutions of the Board of Directors of HomeStreet relating to the approval of the transactions contemplated by the Merger Agreement, including the conversion and assumption of the Assumed Company RSUs, and registration of the Shares related to the Assumed Company RSUs; (v) copies of the Plans; and (vi) such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

Mechanics Bancorp
September 2, 2025

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) all documents filed as exhibits to the Registration Statement (or exhibits or annexes to exhibits to the Registration Statement) that have not been executed or have been filed as forms will conform to the final forms thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions herein are limited to the corporate laws of the State of Washington.

Based upon and subject to the foregoing, we are of opinion that the Shares to be issued upon settlement of the Assumed Company RSUs have been duly authorized and, when issued, delivered and paid for in accordance with the terms thereof and of the Plans, as applicable, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP